Exhibit 10(ii)(l)

SECOND AMENDMENT TO

PURCHASE AND SALE CONTRACT

This Second Amendment to Purchase and Sale Contract (this “Second Amendment”) is dated as of June 15, 2009 ("Second Amendment Date"), by and between SHELTER PROPERTIES V LIMITED PARTNERSHIP, a South Carolina limited partnership (“Seller”), and PRG LAKE JOHNSON MEWS ASSOCIATES, LLC, a North Carolina limited liability company (“Purchaser”).

RECITALS:

WHEREAS, Seller and Pennsylvania Realty Group, Inc., a Pennsylvania corporation, entered into that certain Purchase and Sale Contract dated May 1, 2009, as amended by that certain First Amendment to Purchase and Sale Contract dated June 3, 2009, and as assigned by Pennsylvania Realty Group, Inc. to Purchaser on June 9, 2009 (as amended and assigned, the “Contract”), for certain real property situated in the County of Wake, State of North Carolina, commonly known as Lake Johnson Mews, and more specifically described in the Contract (the "Property"); and

WHEREAS, Seller and Purchaser desire to amend the Contract on the terms and conditions set forth below.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants set forth in the Contract and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree to amend the Contract as follows:

1.                  Loan Approval Period Extension.  The Loan Approval Period, as such term is defined in Section 4.5.9 of the Agreement is hereby extended to and shall expire upon June 19, 2009.

2.                  Ratification of Contract.  All terms and provisions of the Contract not specifically modified or amended by this Second Amendment shall remain in full force and effect, and the Contract, as expressly modified herein, is hereby ratified, confirmed and approved in all respects by the parties hereto.

3.                  General Provisions.  The following provisions shall apply with respect to this Second Amendment:

(a)                Capitalized terms used, but not otherwise defined, herein shall have the same meaning as ascribed to such terms in the Contract.

(b)               In the event of any conflict between the Contract and this Second Amendment, the terms and conditions of this Second Amendment shall control.

(c)                This Second Amendment may be executed in counterparts, each of which (or any combination of which) when signed by all of the parties shall be deemed an original, but all of which when taken together shall constitute one agreement.  Executed copies hereof may be delivered by telecopier or electronic mail and upon receipt shall be deemed originals and binding upon the parties hereto, and actual originals shall be promptly delivered thereafter.

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            NOW, THEREFORE, the parties hereto have executed this Second Amendment as of the Second Amendment Date.

SELLER:

SHELTER PROPERTIES V LIMITED PARTNERSHIP,

a South Carolina limited partnership

By:       SHELTER REALTY V CORPORATION,

            a South Carolina corporation,

            its corporate general partner

            By:  /s/ Brian J. Bornhorst

            Name:  Brian J. Bornhorst

            Title:  Vice President

PURCHASER:

PRG LAKE JOHNSON MEWS ASSOCIATES, LLC,

a North Carolina limited liability company

By:  /s/Steven A. Berger

Name:  Steven A. Berger

Title:  Vice President